Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - October 2005

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	1999-2 $602MM 2/21/2006
Yield	15.90%	15.90%	15.90%	15.89%	15.90%
Less: Coupon	4.25%	4.27%	4.22%	4.35%	4.44%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	6.23%	6.23%	6.23%	6.23%	6.23%
Excess Spread:
October-05	3.92%	3.90%	3.95%	3.81%	3.73%
September-05	4.96%	4.91%	4.96%	4.83%	4.75%
August-05	4.36%	4.36%	4.41%	4.25%	4.17%
Three Month Average Excess Spread	4.41%	4.39%	4.44%	4.30%	4.22%

Delinquency:
30 to 59 Days	1.26%	1.26%	1.26%	1.26%	1.26%
60 to 89 Days	0.83%	0.83%	0.83%	0.83%	0.83%
90+ Days	1.71%	1.71%	1.71%	1.71%	1.71%
Total	3.80%	3.80%	3.80%	3.80%	3.80%

Principal Payment Rate	15.34%	15.34%	15.34%	15.34%	15.34%

Series Deal Size Expected Maturity	2001-1 $893MM 1/19/2006	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	15.90%	15.90%	15.90%
Less: Coupon	4.25%	4.24%	4.17%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	6.23%	6.23%	6.23%
Excess Spread:
October-05	3.92%	3.93%	4.00%
September-05	4.95%	4.96%	5.02%
August-05	4.40%	4.41%	4.44%
Three Month Average Excess Spread	4.42%	4.43%	4.49%

Delinquency:
30 to 59 Days	1.26%	1.26%	1.26%
60 to 89 Days	0.83%	0.83%	0.83%
90+ Days	1.71%	1.71%	1.71%
Total	3.80%	3.80%	3.80%

Principal Payment Rate	15.34%	15.34%	15.34%